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                                                                 EXHIBIT 10(dd)


                           RESTRICTED SHARE AGREEMENT

         This agreement is made effective February 13, 2002 (the "Effective Date"), between Metatec International, Inc., an Ohio corporation (the "Company"), and Gary W. Qualmann ("Mr. Qualmann").

                             Background Information

         As of the Effective Date, the Company and Mr. Qualmann (the "Parties") are entering into an employment relationship pursuant to which the Company is employing Mr. Qualmann as the Company's Chief Financial Officer. As an inducement essential to Mr. Qualmann's agreement to become an employee of the Company, the Company is awarding and issuing to Mr. Qualmann 100,000 common shares, without par value, of the Company (the "Shares"). The Parties are entering into this agreement to establish certain terms and conditions relating to the Shares.

                             Statement of Agreement

         The Parties hereby acknowledge the accuracy of the foregoing Background Information and agree as follows:

         Section 1. Award of Shares. In connection with and as additional consideration for his employment by the Company, the Company hereby awards the Shares to Mr. Qualmann subject to the following terms and conditions of this agreement. Following the execution of this agreement by both Parties, the Company shall cause a share certificate evidencing the Shares to be issued in Mr. Qualmann's name (the "Share Certificate").

         Section 2. Forfeiture. All of the Shares shall be forfeited to the Company if Mr. Qualmann's employment with the Company terminates for any reason prior to the first anniversary of the Effective Date (the "First Anniversary"). 50,000 of the Shares shall be forfeited to the Company if Mr. Qualmann's employment with the Company terminates for any reason on or after the First Anniversary but prior to the second anniversary of the Effective Date (the "Second Anniversary"). However, if a Change In Control (as defined below) occurs prior to the Second Anniversary, then, as of the date of such Change In Control, such forfeiture restrictions shall lapse automatically with respect to all Shares not forfeited to the Company under the foregoing provisions prior to such Change In Control.

         For purposes of this agreement, the term "Change In Control" shall mean the occurrence of any of the events described in Section 8 of the Company's 1990 Stock Option Plan, as amended (the "Plan"), the occurrence of which would cause or permit stock options granted under the Plan that are not yet otherwise fully exercisable to become fully exercisable.

         Section 3. Transfer Restrictions. None of the Shares, nor any beneficial interest therein, shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, prior to the date that such Shares are no longer subject to forfeiture under section 2, above. Thereafter, the Shares may be transferred only in compliance with this agreement and all applicable federal and state

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securities laws. Any transfer or attempted transfer in violation of the foregoing restrictions shall be null and void.

         Section 4. Rights As a Shareholder. Subject to the terms of this agreement, Mr. Qualmann shall be entitled to all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares. However, nothing in this agreement shall be construed as conferring upon Mr. Qualmann any right to continued employment with the Company for any period, and Mr. Qualmann acknowledges that such employment is "at will" and may be terminated by either Party at any time, with or without cause.

         Section 5. Escrow of Shares. The Share Certificate shall be held by the Company, together with a stock power endorsed in blank, which shall be executed by Mr. Qualmann concurrently with his execution of this agreement, until the earlier of the Second Anniversary or the termination of Mr. Qualmann's employment with the Company. At such time: (a) if Shares are forfeited to the Company under Section 2, above, then the Company shall cause such Shares to be transferred to the Company and a new certificate evidencing the Shares that are not forfeited, if any, to be issued to Mr. Qualmann; or (b) if no Shares are so forfeited, then the Company shall deliver the Share Certificate and such stock power to Mr. Qualmann.

         Section 6. Value of Shares, Tax Consequences. The Parties hereby agree that on the Effective Date the fair market value of the Shares (determined without regard to any restriction, whether under this agreement or otherwise, other than any restriction which by its terms will never lapse) is $0.39 per Share, or a total of $39,000 for all of the Shares. Mr. Qualmann understands that he (and not the Company) shall be responsible for his own federal, state, and local tax liability and any of his other tax consequences that may arise as a result of the transactions contemplated by this agreement, including without limitation filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "83(b) Election"), if he deems it to be appropriate. Mr. Qualmann shall rely solely on the determinations of his own tax advisors or his own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. Mr. Qualmann shall notify the Company in writing if Mr. Qualmann files the 83(b) Election with the Internal Revenue Service within 30 days from the Effective Date. The Company intends, in the event it does not receive from Mr. Qualmann evidence of the 83(b) Election filing by Mr. Qualmann, to claim a tax deduction for any amount which would be taxable to Mr. Qualmann in the absence of such an election. If the Company is required to withhold or pay any taxes with respect to the issuance or vesting of the Shares, Mr. Qualmann shall pay to the Company the amount of such required withholding or payment promptly following the Company's request.

         Section 7. Investment Representations. Mr. Qualmann hereby:

(a) Acknowledges that he has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon certain exemptions contained in the Act and rules and regulations promulgated thereunder.

(b) Understands and agrees that because the Company is relying upon the exemptions contained in the Act and the rules and regulations promulgated thereunder, the Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from registration is determined by counsel for or satisfactory to the Company to be available; that the requirement that such counsel determine whether an exemption from registration is

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     available will apply to any transfer of the Shares, including routine sales; that the Company is under no obligation, and has no present intention to attempt to secure an exemption for any subsequent sales of the Shares; that the provisions of Rule 144, promulgated under the Act, which, in certain circumstances, permit routine sales of securities, are not presently available for sales of the Shares; and that the Company has no present intention of providing the undersigned with information which may be necessary to effectuate sales thereunder.

(c) Represents to the Company that he is acquiring the Shares for his own account for investment purposes and not with a view to distribution or resale in connection with any distribution of securities within the meaning of the Act, and that no transfer of the Shares will be made that will jeopardize the exemptions from federal registration referred to in section
     (a) above.

(d) Represents to the Company that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Company.

(e) Represents to the Company that he is presently a resident of the State of Ohio.

(f) Acknowledges that he has been advised to seek expert legal, tax and accounting advice in connection with his investment decision.

(g) Represents to the Company that to his satisfaction he has been provided the opportunity to ask questions and receive answers concerning the terms and conditions of the granting of the Shares, has had all such questions answered to his satisfaction and has been supplied all additional information deemed necessary by him to verify the accuracy of all information furnished to him; that he is familiar with the condition of the Company, has had access to adequate information to make this investment decision and has had access during the course of this transaction and prior to this grant to such information as he deems material to his investment decision to the extent that the Company possesses such information or has been able to acquire it without unreasonable effort or expense; that he believes that the securities covered hereby are securities of the kind he wishes to be granted and hold for investment and that the nature and amount of such securities are consistent with his investment program.

(h) Represents to the Company that he is willing and able to bear the economic risk of an investment in the Shares and that his net worth is such that the loss of his entire investment would not materially and adversely affect his standard of living. In making this statement, consideration has been given to whether the undersigned could afford to hold the Shares for an indefinite period and whether, at this time, he could afford a complete loss of his investment.

(i) Represents to the Company that his financial condition is such that he has no need for liquidity with respect to his investment in the Shares and he has no need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking or indebtedness.

(j) Acknowledges that he understands that in addition to the federal securities restrictions on transfer, the transfer of the Shares is further restricted by applicable state securities laws and, notwithstanding any compliance with federal requirements, no transfer will be permitted which is not in compliance with applicable state securities laws.

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(k)  Represents to the Company that he is an accredited investor within the meaning of Regulation D, Rule 501 promulgated under the Act.

(l) Agrees that any certificate or certificates delivered to him evidencing the Shares or any substitute therefor will contain a legend stating that the Shares have not been registered under the Act and may set forth the limitations on resale contained in or contemplated by this agreement.

(m) Agrees and understands that stop transfer instructions prohibiting transfer of the Shares in violation of the restrictions referred to in this agreement will be filed with the Company and its transfer agent.

         Mr. Qualmann recognizes that the issuing of the Shares to him is based upon his representations and warranties contained in this agreement, and Mr. Qualmann shall indemnify the Company and anyone acting on behalf of it with respect to the issuing of the Shares, and to hold the Company and any such persons harmless against all liabilities, costs, or expenses (including reasonable attorneys' fees) arising by reason of or in connection with any misrepresentation or any breach of such warranties by Mr. Qualmann or in connection with any resulting violation of the Act, applicable state securities laws and any other applicable law, or his failure to fulfill any of his covenants or agreements set forth herein.

         Section 8. Legends. All certificates evidencing the Shares shall be endorsed with the following legends (in addition to any legend required by applicable law):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR STATE SECURITIES LAWS, AND CANNOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE RESTRICTED SHARE AGREEMENT DATED FEBRUARY 13, 2002 BETWEEN THE COMPANY AND THE HOLDER OF SUCH SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         Section 9. General Provisions

(a) This agreement shall be governed by the internal laws of the State of Ohio. This agreement represents the entire agreement between the Parties with respect to the subject matter of this agreement, may only be modified or amended in writing signed by both Parties, and satisfies all of the Company's obligations to Mr. Qualmann with regard to the granting or awarding of securities.

(b) The captions of the various sections of this agreement are not part of the context of this agreement, are only guides to assist in locating those sections, and shall be ignored in construing this agreement.

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(c)  Where permitted by the context, each pronoun used in this agreement includes the same pronoun in other genders and numbers, and each noun used in this agreement includes the same noun in other numbers.

(d) All notices and other communications required or permitted hereunder shall, for all purposes of this agreement, be treated as effective or having been given (i) if delivered personally (including by overnight express or messenger), when received, (ii) if delivered by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified,
     (iii) if sent by mail to an address in the United States, at the earlier of its receipt or three days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iv) if sent by mail to an address outside of the United States, seven days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Each such notice shall be addressed to the Parties at the addresses of the Parties set forth at the end of this agreement or such other address as a Party may request by notifying the other in writing.

(e) The rights and benefits of the Company under this agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns.

(f) This agreement shall be personal to Mr. Qualmann, and neither this agreement nor any rights or obligations of Mr. Qualmann under this agreement may be assigned by Mr. Qualmann to any third party. Any assignment or attempted assignment by Mr. Qualmann in violation of the preceding sentence shall be null and void. Subject to the foregoing, this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the heirs, personal representatives, successors, and assigns of each Party.

(g) Either Party's failure to enforce any provision or provisions of this agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that Party thereafter from enforcing each and every other provision of this agreement. The rights granted both Parties herein are cumulative and shall not constitute a waiver of either Party's right to assert all other legal remedies available to it under the circumstances.

(h) Mr. Qualmann agrees upon request to execute any further documents or instruments reasonably requested by the Company to carry out the purposes or intent of this agreement.

METATEC INTERNATIONAL, INC.


By /s/ Christopher A. Munro                    /s/ Gary W. Qualmann
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   Christopher A. Munro, President and         GARY W. QUALMANN
   Chief Executive Officer

Notices:

Metatec International, Inc.                    Gary W. Qualmann
2001 Metatec Boulevard
Dublin, Ohio 43017                             --------------------------------
Attn: Christopher A. Munro, President          --------------------------------
Telecopy No.: (614) 761-2000                   Telecopy No.: (   )    -
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